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                                                                    EXHIBIT 23.6

                      CONSENT OF SALOMON SMITH BARNEY INC.

    We hereby consent to the use of our name and to the description of our opinion letter, dated November 22, 1998, under the captions "Summary", "The Merger--Background to the Merger", "The Merger--Provident's Reasons for the Merger; Recommendation of the Provident Board of Directors" and "The Merger--Opinion of Provident's Financial Advisor" in, and to the inclusion of such opinion letter as Appendix E to, the Joint Proxy Statement/Prospectus of Provident Companies, Inc. and UNUM Corporation, which Joint Proxy Statement/Prospectus is part of the Registration Statement on Form S-4 (File Number 1-11834) of Provident Companies, Inc. By giving such consent we do not thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "expert" as used in, or that we come within the category of persons whose consent is required under, the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

                                                   /s/ SALOMON SMITH BARNEY INC.

New York, New York

June 2, 1999